Exhibit 10.1

HERTZ GLOBAL HOLDINGS, INC.

2021 OMNIBUS INCENTIVE PLAN

ARTICLE I

ESTABLISHMENT, PURPOSE AND EFFECTIVE DATE

1.1           Establishment. The Company has established the Plan to provide for the award of Options, Stock Appreciation Rights, Performance Stock, Performance Stock Units, Performance Units, Restricted Stock, Restricted Stock Units, Share Awards and Deferred Stock Units to eligible individuals.

1.2           Purpose. The general purpose of the Plan is to foster and promote the long-term financial success of the Company and the Subsidiaries and materially increase stockholder value by (a) motivating superior performance by Participants, (b) providing Participants with an ownership interest in the Company, and (c) enabling the Company and the Subsidiaries to attract and retain the services of outstanding employees (or other individuals) upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent. The Plan is also intended to satisfy the requirement to adopt the Management Incentive Equity Plan (as defined in the Plan of Reorganization).

1.3           Effective Date. The Plan was adopted by the Board on November 2, 2021 (the “Effective Date”).

ARTICLE II

DEFINITIONS

2.1           Certain Definitions. Capitalized terms used herein without definition shall have the respective meanings set forth below:

“Affiliate” means, with respect to any person, any other person controlled by, controlling or under common control with such person.

“Alternative Award” has the meaning given in Section 9.1.

“Award” means any Option, Stock Appreciation Right, Performance Stock, Performance Stock Unit, Performance Unit, Restricted Stock, Restricted Stock Unit, Share Award or Deferred Stock Unit granted pursuant to the Plan, including an Award combining two or more types in a single grant.

“Award Agreement” means any written agreement, contract, or other instrument or document evidencing any Award granted by the Committee pursuant to the Plan. The terms of any plan or guideline adopted by the Committee and applicable to an Award shall be deemed incorporated in and part of the related Award Agreement. The Committee may provide for the use of electronic, internet-based or other non-paper Award Agreements, and the use of electronic, internet-based or other non-paper means for the Participant’s acceptance of, or actions relating to, an Award Agreement unless otherwise expressly specified herein. In the event of any inconsistency or conflict between the terms of the Plan and an Award Agreement, the terms of the Plan shall govern.

“Business” has the meaning given in Section 5.5(a).

“Board” means the Board of Directors of the Company.

“Cause” means, except as otherwise defined in an Award Agreement or in another written employment or similar agreement between the Participant and the Company that specifically defines “Cause,” with respect to any Participant: (i) his or her failure to, neglect of or refusal to perform the Participant’s material duties (unless resulting from Disability) after notice specifying the manner in which the Participant has not performed is delivered to the Participant which failure, if curable, is not cured within 15 days after the delivery of such written notice; (ii) misconduct that has caused financial, reputational or other harm to the Company or any of its Subsidiaries; (iii) gross negligence, fraud or personal dishonesty in connection with the Participant’s employment; (iv) substantial abuse of alcohol, drugs, including prescription medication, or similar substances that impair the Participant’s job performance; (v) material violation of any Company Policy or Code, or of any term of any agreement between the Participant and the Company; or (vi) conviction of or plea of guilty or nolo contendere to (a) a misdemeanor charge involving fraud, false statements or misleading omissions, wrongful taking, embezzlement, bribery, forgery, counterfeiting or extortion, or any other kind of moral turpitude or (b) a felony charge or (c) on an equivalent charge to those in clauses (a) and (b) in jurisdictions which do not use those designations.  The Committee may retroactively deem a termination of a Participant’s employment to have been for “Cause” if circumstances constituting “Cause” existed prior to the date of termination, but become known to the Committee after the date of termination. A determination of whether “Cause” exists, and of the existence and relevance of any conduct, fact, or circumstance that may serve as the basis for a determination that “Cause” exists, shall be made in the sole discretion of the Committee.

“Change in Control” means, unless otherwise provided in an Award Agreement, the happening of any of the following events after the original effective date of the Plan:

(a)           the acquisition by any person, entity or “group” (as defined in Section 13(d) of the Exchange Act), other than the Company, the Subsidiaries, any employee benefit plan of the Company or the Subsidiaries, of 50% or more of the combined voting power of the Company’s then outstanding voting securities; or

(b)           within any 24-month period after the Effective Date, the Incumbent Directors shall cease to constitute at least a majority of the Board or the board of directors of any successor to the Company; provided that any director elected to the Board, or nominated for election, by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this clause (b); or

(c)           the merger or consolidation of the Company as a result of which persons who were owners of the voting securities of the Company immediately prior to such merger or consolidation, do not immediately thereafter own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company; or

(d)           the approval by the Company’s stockholders of the liquidation or dissolution of the Company other than a liquidation of the Company into any Subsidiary or a liquidation a result of which persons who were stockholders of the Company immediately prior to such liquidation, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the entity that holds substantially all of the assets of the Company following such event; or

(e)           the sale, transfer or other disposition of all or substantially all of the assets of the Company to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, Affiliates of the Company.

Notwithstanding the foregoing, (i) a “Change in Control” shall not be deemed to occur if the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code, and (ii) with respect to any Award that is subject to Section 409A of the Code, “Change in Control” shall have a meaning consistent with Section 1.409A-3(i)(5) of the U.S. Treasury Regulations.

“Change in Control Price” means the price per share on a fully diluted basis offered in conjunction with any transaction resulting in a Change in Control, as determined in good faith by the Committee as constituted before the Change in Control, if any part of the offered price is payable other than in cash.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Commission” means the Securities and Exchange Commission or any successor agency.

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“Committee” means the Compensation Committee of the Board or, if applicable, the delegate of the Compensation Committee of the Board as permitted or required herein.

“Common Stock” means the common stock, par value $0.01 per share, of the Company and any other securities into which the Common Stock is changed or for which the Common Stock is exchanged.

“Company” means Hertz Global Holdings, Inc., a Delaware corporation, and any successor thereto.

“Covered Period” has the meaning given in Section 5.5.

“Deferred Annual Amount” has the meaning given in Section 8.1.

“Deferred Stock Unit” means a Participant’s contractual right to receive a stated number of shares of Common Stock or, if provided by the Committee on or after the grant date, cash equal to the Fair Market Value of such shares of Common Stock or any combination of shares of Common Stock and cash having an aggregate Fair Market Value equal to such stated number of shares of Common Stock, under the Plan at the end of a specified period of time.

“Disability” means, unless otherwise provided in an Award Agreement, a physical or mental disability or infirmity that prevents or is reasonably expected to prevent the performance of a Participant’s employment-related duties for a period of six months or longer; provided, that (i) for purposes of Section 5.3(a) in respect of ISOs, the term “Disability” shall have the meaning assigned to the term “Permanent and Total Disability” by section 22(e)(3) of the Code (i.e., physical or mental disability or infirmity lasting not less than 12 months), and (ii) with respect to any Award that constitutes deferred compensation subject to section 409A of the Code, “Disability” shall have the meaning set forth in section 409A(a)(2)(c) of the Code. The Committee’s reasoned and good faith judgment of Disability shall be final, binding and conclusive, and shall be based on such competent medical evidence as shall be presented to it by such Participant and/or by any physician or group of physicians or other competent medical expert employed by the Participant or the Company to advise the Committee. Notwithstanding the foregoing (but except in the case of ISOs and awards subject to section 409A of the Code), with respect to any Participant who is a party to an employment agreement with the Company or any Subsidiary, “Disability” shall have the meaning, if any, specified in such Participant’s employment agreement.

“Disaffiliation” means a Subsidiary or Affiliate of the Company ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.

“Dividend Equivalents” means an unfunded and unsecured promise to pay an amount equal to all or any portion of dividends and distributions paid by the Company with respect to the number of shares of Common Stock subject to an Award if such shares had been delivered pursuant to an Award.

“Eligible Individual” means any non-employee director, officer, employee, consultant, manager or other service provider of the Company or any Subsidiary or Affiliate, to the extent that such person is an eligible recipient under Form S-8.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

“Executive Officer” means each person who is an officer of the Company or any Subsidiary and who is subject to the reporting requirements under Section 16(a) of the Exchange Act.

“Fair Market Value” means, unless otherwise defined in an Award Agreement, as of any date, the closing price of one share of Common Stock on the Nasdaq Global Select Market (or on such other recognized market or quotation system on which the trading prices of Common Stock are traded or quoted at the relevant time) on the date as of which such Fair Market Value is determined. If there are no Common Stock transactions reported on the Nasdaq Global Select Market (or on such other exchange or system as described above) on such date, Fair Market Value shall mean the closing price for a share of Common Stock on the immediately preceding day on which Common Stock transactions were so reported. If there is no regular public trading market for the Common Stock, Fair Market Value shall be the fair market value of the Common Stock as determined in good faith by the Committee.

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“Incumbent Director” means, with respect to any period of time specified under the Plan for purposes of determining a Change in Control, the persons who were members of the Board at the beginning of such period.

“ISOs” has the meaning given in Section 5.1(a).

“New Employer” means, as determined by the Committee in its sole discretion, a Participant’s employer immediately following a Change in Control, the Company, any successor to the Company, or the entity resulting from a spinoff from the Company, or the parent or a subsidiary of any such entities.

“NSOs” has the meaning given in Section 5.1(a).

“Option” means the right granted to a Participant pursuant to the Plan to purchase a stated number of shares of Common Stock at a stated price for a specified period of time.

“Option/SAR Financial Gain” has the meaning given in Section 5.5.

“Participant” means any Eligible Individual or prospective Eligible Individual designated by the Committee to receive an Award under the Plan.

“Performance Period” means the period, as determined by the Committee, during which the performance of the Company, any Subsidiary, any business unit and any individual is measured to determine whether and the extent to which the applicable performance measures have been achieved.

“Performance Stock” means a grant of a stated number of shares of Common Stock to a Participant under the Plan that is forfeitable by the Participant until the attainment of specified performance goals, or until otherwise determined by the Committee or in accordance with the Plan, subject to the continuous employment of the Participant through the completion of the applicable Performance Period (or such portion of the applicable Performance Period as otherwise provided in Article VI or Article IX).

“Performance Stock Unit” means a Participant’s contractual right to receive a stated number of shares of Common Stock or, if provided by the Committee on or after the grant date, cash equal to the Fair Market Value of such shares of Common Stock or any combination of shares of Common Stock and cash having an aggregate Fair Market Value equal to such stated number of shares of Common Stock, under the Plan at a specified time that is forfeitable by the Participant until the attainment of specified performance goals, or until otherwise determined by the Committee or in accordance with the Plan, subject to the continuous employment of the Participant through the completion of the applicable Performance Period (or such portion of the applicable Performance Period as otherwise provided in Article VI or Article IX).

“Performance Unit” means a Participant’s contractual right to receive a cash-denominated award, payable in cash or shares of Common Stock or a combination thereof, under the Plan at a specified time that is forfeitable by the Participant until the attainment of specified performance goals, or until otherwise determined by the Committee or in accordance with the Plan, subject to the continuous employment of the Participant through the applicable Performance Period (or such portion of the applicable Performance Period as otherwise provided in Article VI or Article IX).

“Performance-Based Financial Gain” has the meaning given in Section 6.7.

“Permitted Transferee” has the meaning given in Section 11.1.

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“Plan” means this Hertz Global Holdings, Inc. 2021 Omnibus Incentive Plan, as amended and restated herein, and as the same may be interpreted by the Committee and/or be amended from time to time.

“Plan of Reorganization” means the Second Modified Third Amended Joint Chapter 11 Plan of Reorganization of the Hertz Corporation and its Debtor Affiliates, which became effective on June 30, 2021.

“Replacement Award” means an Award made to current or former employees, officers or directors of companies or businesses acquired by the Company to replace incentive awards and opportunities held by such persons prior to such acquisition.

“Restricted Stock” means a grant of a stated number of shares of Common Stock to a Participant under the Plan that is forfeitable by the Participant until the completion of a specified period of future service, or until otherwise determined by the Committee or in accordance with the Plan.

“Restricted Stock Unit” means a Participant’s contractual right to receive a stated number of shares of Common Stock or, if provided by the Committee on or after the grant date, cash equal to the Fair Market Value of such shares of Common Stock or any combination of shares of Common Stock and cash having an aggregate Fair Market Value equal to such stated number of shares of Common Stock, under the Plan at the end of a specified period of time that is forfeitable by the Participant until the completion of a specified period of future service, or until otherwise determined by the Committee or in accordance with the Plan.

“Restriction-Based Financial Gain” has the same meaning given in Section 7.6.

“Restriction Period” means (i) with respect to any Performance Stock, Performance Stock Unit Performance Unit, Restricted Stock or Restricted Stock Unit, the Restriction Period specified in the Award Agreement evidencing such Award, and (ii) with respect to any freestanding Deferred Stock Unit as to which the Committee has specified a Restriction Period in accordance with Section 8.4, the Restriction Period so specified.

“Retained Award” has the meaning given in Section 6.6(a).

“Share Award” means an Award of unrestricted shares of Common Stock pursuant to Section 7.8 of the Plan.

“Stock Appreciation Right” means, with respect to shares of Common Stock, the right to receive a payment from the Company in cash and/or shares of Common Stock equal to the product of (i) the excess, if any, of the Fair Market Value of one share of Common Stock on the exercise date over a specified base price fixed by the Committee on the grant date, multiplied by (ii) a stated number of shares of Common Stock.

“Subsidiary” means any corporation in which the Company owns, directly or indirectly, stock representing 50% or more of the combined voting power of all classes of stock entitled to vote, and any other business organization, regardless of form, in which the Company possesses, directly or indirectly, 50% or more of the total combined equity interests in such organization.

“Vesting Date” means (i) with respect to any Performance Stock, Performance Stock Unit, Performance Unit, Restricted Stock or Restricted Stock Unit, the expiration date of the applicable Restriction Period, and (ii) with respect to any Option or Stock Appreciation Right, the date such Award first becomes exercisable in accordance with the Plan and the Award Agreement evidencing such Award.

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“Wrongful Conduct” means, with respect to any Participant, such Participant:

(a)           directly or indirectly, owns any interest in, operates, joins, controls or participates as a partner, director, principal, officer or agent of, enters into the employment of, acts as a consultant to, or performs any services for any entity which has operations that compete with any business of the Company and the Subsidiaries in which the Participant was employed (in any capacity) in any jurisdiction in which such business is engaged, or in which any of the Company and the Subsidiaries have documented plans to become engaged, of which the Participant has knowledge at the time of the Participant’s termination of employment (the “Business”), except where (x) the Participant’s interest or association with such entity is unrelated to the Business, (y) such entity’s gross revenue from the Business is less than 10% of such entity’s total gross revenue, and (z) the Participant’s interest is directly or indirectly less than 2% of the Business;

(b)           directly or indirectly, solicits for employment, employs or otherwise interferes with the relationship of the Company or any of its Affiliates with any natural person throughout the world who is or was employed by or otherwise engaged to perform services for the Company or any of its Affiliates at any time during the Participant’s employment with the Company or any Subsidiary (in the case of any such activity during such time) or during the 12-month period preceding such solicitation, employment or interference (in the case of any such activity after the termination of the Participant’s employment); or

(c)           directly or indirectly, discloses or misuses any confidential information of the Company or any of its Affiliates.

“Wrongful Conduct Period” has the meaning given in Section 5.5.

2.2           Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

ARTICLE III

POWERS OF THE COMMITTEE

3.1           Eligibility and Participation. Subject to Section 11.22, Participants in the Plan shall be those Eligible Individuals designated by the Committee (or its delegate) to participate in the Plan.

3.2           Power to Grant and Establish Terms of Awards. The Committee shall have the authority, subject to the terms of the Plan, to determine the Eligible Individuals to whom Awards shall be granted, the type or types of Awards to be granted and the terms and conditions of any and all Awards including, but not limited to, the number of shares of Common Stock subject to an Award, the time or times at which Awards shall be granted, and the terms and conditions of applicable Award Agreements. The Committee may establish different terms and conditions for different types of Awards, for different Participants receiving the same type of Award, and for the same Participant for each type of Award such Participant may receive, whether or not granted at the same or different times.

3.3           Administration. The Committee shall be responsible for the administration of the Plan. Any Awards granted by the Committee may be subject to such conditions, not inconsistent with the terms of the Plan, as the Committee shall determine. The Committee shall have authority to prescribe, amend and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, to interpret the Plan and to make all other determinations necessary or advisable for the administration and interpretation of the Plan and to carry out its provisions and purposes. Any determination, interpretation or other action made or taken (including any failure to make any determination or interpretation, or take any other action) by the Committee pursuant to the provisions of the Plan, shall, to the greatest extent permitted by law, be within its sole and absolute discretion and shall be final, binding and conclusive for all purposes and upon all persons and shall be given deference in any proceeding with respect thereto. The Committee may appoint accountants, actuaries, counsel, advisors and other persons that it deems necessary or desirable in connection with the administration of the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated. To the maximum extent permitted by law, no member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any Award hereunder. Subject to the requirements of applicable law and any applicable stock exchange listing requirements, the Board may take any actions that may be taken by the Committee hereunder.

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3.4           Delegation by the Committee. The Committee may delegate, subject to such terms or conditions or guidelines as it shall determine, to any officer or group of officers, or committee, director or group of directors of the Company (including to a subcommittee of members of the Compensation Committee or any other committee of the Board) or its affiliates any portion of its authority and powers under the Plan with respect to Participants who are not Executive Officers; provided, that any delegation to one or more officers of the Company shall be subject to applicable law. Only the Committee may select, grant, administer or exercise any other discretionary authority under the Plan in respect of Awards granted to such Participants who are Executive Officers. Notwithstanding the foregoing, with respect to any award intended to qualify for the exemption contained in Rule 16b-3 promulgated under the Exchange Act, the Committee (or any applicable committee or subcommittee which was delegated power by the Committee pursuant to this Plan) shall consist solely of two or more “non-employee directors” within the meaning of such Rule, or, in the alternative, of the entire Board.

3.5           Participants Based Outside the United States. In order to conform with provisions of local laws and regulations in foreign countries in which the Company or its Subsidiaries operate, the Committee may (i) modify the terms and conditions of Awards granted to Participants employed outside the United States, (ii) establish sub-plans with modified exercise procedures and such other modifications as may be necessary or advisable under the circumstances presented by local laws and regulations, and (iii) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan or any sub-plan established hereunder; provided, however, that the Committee may not make any sub-plan that (a) increases the limitations contained in Section 4.3, or (b) increases the number of shares available under the Plan, as set forth in Section 4.1. Subject to the foregoing, the Committee may amend, modify, administer or terminate such sub-plans, and prescribe, amend and rescind rules and regulations relating to such sub-plans.

ARTICLE IV

STOCK SUBJECT TO PLAN

4.1           Share Reserve.

(a)           Subject to the provisions of this Article IV, the maximum number of shares of Common Stock available for Awards under the Plan shall not exceed 62,250,055 shares of Common Stock, all of which may be the subject of ISOs granted under the Plan (the “Total Available Shares”).

(b)           In addition, as authorized by the Plan of Reorganization, the number of Total Available Shares will automatically increase on June 30 of each calendar year, for a period of not more than ten (10) years, beginning on June 30, 2022 and ending on (and including) June 30, 2031 (each, an “Evergreen Date”) in an amount equal to two percent (2%) of the total number of shares of Common Stock outstanding on the June 29th immediately preceding the applicable Evergreen Date (the “Evergreen Increase”). Notwithstanding the foregoing, the Board may act prior to the Evergreen Date of a given year to provide that there will be no Evergreen Increase for such year, or that the Evergreen Increase for such year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.

(c)           The shares of Common Stock to be delivered under the Plan may consist, in whole or in part, of Common Stock held in treasury or authorized but unissued shares of Common Stock, not reserved for any other purpose.

4.2           Canceled, Terminated or Forfeited Awards, etc. Shares subject to any Award granted under the Plan (other than Replacement Awards) that for any reason are canceled, terminated, forfeited, settled in cash or otherwise settled without the issuance of Common Stock shall be available for grant under the Plan. Replacement Awards that for any reason are canceled, terminated, forfeited, settled in cash or otherwise settled without the issuance of Common Stock shall not be available for grant under the Plan. Without limiting the generality of Section 4.1 hereof, shares of Common Stock issued in connection with Awards that are assumed, converted or substituted pursuant to a Corporate Transaction, Adjustment Event or Change in Control (i.e., Alternative Awards), or issued in connection with Replacement Awards, shall not be counted against the maximum limitation specified in Section 4.1. For purposes of determining the number of shares of Common Stock subject to grant under this Section 4.2 or Section 4.1 above, on and after the Effective Date, the following shares of Common Stock shall not be added back to the Plan as shares available for grant under the Plan: (a) shares of Common Stock tendered by a Participant or withheld by the Company to pay the exercise price of any Options, (b) shares of Common Stock tendered by a Participant or withheld by the Company to satisfy any tax withholding obligations pursuant to Section 11.4, or (c) shares subject to Stock Appreciation Rights that are not issued on the stock settlement of the Stock Appreciation Rights. For purposes of this Article IV, if a Stock Appreciation Right is granted in tandem with an Option so that only one may be exercised with the other being surrendered on such exercise in accordance with Section 5.2(b), the number of shares subject to the tandem Option and Stock Appreciation Right award shall only be taken into account once (and not as to both Awards).

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4.3           [Reserved]

4.4           Adjustment Provisions.

(a)           In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disposition for consideration of the Company’s direct or indirect ownership of a Subsidiary or Affiliate of the Company (including by reason of a Disaffiliation), or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of shares of Common Stock or other securities reserved for issuance and delivery under this Plan, (B) the various maximum limitations set forth in Sections 4.1 and 4.3 upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of shares of Common Stock or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Awards.

(b)           In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination or recapitalization or similar event affecting the capital structure of the Company, or a Disaffiliation, separation or spinoff, in each case without consideration, or other extraordinary dividend of cash or other property to the Company’s stockholders (each, an “Adjustment Event”), the Committee shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of shares of Common Stock or other securities reserved for issuance and delivery under this Plan, (B) the various maximum limitations set forth in Sections 4.1 and 4.3 upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of shares of Common Stock or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Awards.

(c)           In the case of Corporate Transactions, and subject to Article IX, such adjustments may include (A) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which stockholders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each share of Common Stock pursuant to such Corporate Transaction over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid); (B) the substitution of other property (including cash or other securities of the Company and securities of entities other than the Company) for the shares of Common Stock subject to outstanding Awards; and (C) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate of the Company, or division or by the entity that controls such Subsidiary, Affiliate or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities). The Committee may adjust the performance objectives applicable to any Awards to reflect any items that are unusual in nature or infrequently occurring, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or other the Company’s filings with the Commission.

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(d)           Any adjustments made pursuant to this Section 4.4 to Awards that are considered “deferred compensation” within the meaning of section 409A of the Code shall be made in compliance with the requirements of section 409A of the Code; and (ii) any adjustments made pursuant to Section 4.4 to Awards that are not considered “deferred compensation” subject to section 409A of the Code shall be made in such a manner as to ensure that after such adjustments, either (A) the Awards continue not to be subject to section 409A of the Code or (B) there does not result in the imposition of any penalty taxes under section 409A of the Code in respect of such Awards.

(e)           Any adjustment under this Section 4.4 need not be the same for all Participants.

4.5           Prohibition Against Repricing. Except to the extent (i) approved in advance by a majority of the shares of the Company entitled to vote generally in the election of directors or (ii) as a result of any Adjustment Event or Corporate Transaction, the Committee shall not have the power or authority to reduce, whether through amendment or otherwise, the exercise price of any outstanding Option or base price of any outstanding Stock Appreciation Right or to grant any new Award, or make any cash payment, in substitution for or upon the cancellation of Options or Stock Appreciation Rights previously granted.

ARTICLE V

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

5.1           Options.

(a)           Grant. Options may be granted to Participants at such time or times as shall be determined by the Committee. Options pursuant to this Plan may be of two types: (i) “incentive stock options” within the meaning of section 422 of the Code (“ISOs”) and (ii) non-statutory stock options (“NSOs”), which are not ISOs. The grant date of an Option under the Plan will be the date on which the Option is awarded by the Committee or such other future date as the Committee shall determine. Each Option shall be evidenced by an Award Agreement that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of shares of Common Stock to which the Option pertains, and such other conditions as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters. No Option shall be an ISO unless so designated by the Committee at the time of grant or in the Award Agreement evidencing such Option, and which otherwise meets the requirements of section 422 of the Code.

(b) Exercise Price. Each Option granted pursuant to the Plan shall have an exercise price per share of Common Stock determined by the Committee; provided, that except in the case of Replacement Awards, such per share exercise price may not be less than the Fair Market Value of one share of Common Stock on the Option grant date.

(c)           Exercisability. Subject to Section 4.6, each Option awarded to a Participant under the Plan shall become exercisable based on the performance of a minimum period of service or the occurrence of any event or events, including a Change in Control, as the Committee shall determine, either at or after the grant date. No Option shall be exercisable on or after the tenth anniversary of its grant date. Except as otherwise provided in the Plan, the applicable Award Agreement or as determined by the Committee at or after the grant date, after becoming exercisable each installment of an Option shall remain exercisable until expiration, termination or cancellation of the Option and, until such time, may be exercised from time to time in whole or in part, up to the total number of shares of Common Stock with respect to which it is then exercisable.

(d)           Payment. The Committee shall establish procedures governing the exercise of Options, which procedures shall generally require that written notice of exercise thereof be given and that the exercise price thereof and any applicable withholding tax obligations be paid in full at the time of exercise (i) in cash or cash equivalents, including by personal check, (ii) through delivery of shares of Common Stock (either in full or in part, and including actual delivery or delivery by attestation), including, but not limited to, the election by the Participant to reduce the number of shares of Common Stock that are subject to the portion of the Options being exercised having a Fair Market Value equal to such portion, or (iii) in accordance with such other procedures or in such other forms as the Committee shall from time to time determine, which may include a broker-assisted cashless exercise arrangement.

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(e)           Additional Rules for ISOs. Notwithstanding any other provision of this Plan to the contrary, no Option shall be an ISO unless the Option was granted within twelve months before or after the Effective Date. Options that are intended to qualify as ISOs may be granted only to employees of the Company and its subsidiaries or parent corporation (within the meaning of Section 424(f) of the Code), and no Option that is intended to qualify as an ISO may be granted to any employee who, at the time of such grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless at the time such Option is granted the exercise price is at least 110% of the Fair Market Value of Common Stock and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted. In addition, at the time such Option is granted the aggregate Fair Market Value of the Common Stock for which such ISO is exercisable for the first time by an optionee during any calendar year under all of the incentive stock option plans of the Company and of any Subsidiary may not exceed $100,000. To the extent an Option that by its terms was intended to be an ISO exceeds this $100,000 limit, the portion of the Option in excess of such limit shall be treated as a NSO.

5.2           Stock Appreciation Rights.

(a)           Grant. Stock Appreciation Rights may be granted to Participants at such time or times as shall be determined by the Committee. Stock Appreciation Rights may be granted in tandem with Options which, unless otherwise determined by the Committee at or after the grant date, shall have substantially similar terms and conditions to such Options to the extent applicable, or may granted on a freestanding basis, not related to any Option. The grant date of any Stock Appreciation Right under the Plan will be the date on which the Stock Appreciation Right is awarded by the Committee or such other future date as the Committee shall determine. No Stock Appreciation Right shall be exercisable on or after the tenth anniversary of its grant date. Stock Appreciation Rights shall be evidenced in writing, whether as part of the Award Agreement governing the terms of the Options, if any, to which such Stock Appreciation Right relates or pursuant to a separate Award Agreement with respect to freestanding Stock Appreciation Rights, in each case, containing such conditions as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters.

(b)           Exercise. Subject to Section 4.6, Stock Appreciation Rights awarded to a Participant under the Plan shall become exercisable based on the performance of a minimum period of service or the occurrence of any event or events, including a Change in Control, as the Committee shall determine, either at or after the grant date. Stock Appreciation Rights that are granted in tandem with an Option may only be exercised upon the surrender of the right to exercise such Option for an equivalent number of shares of Common Stock, and may be exercised only with respect to the shares of Common Stock for which the related Option is then exercisable.

(c)           Settlement. Subject to Section 11.4, upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive payment in the form, determined by the Committee, of cash or shares of Common Stock having a Fair Market Value equal to such cash amount, or any combination of shares of Common Stock and cash having an aggregate Fair Market Value equal to such cash amount, determined by multiplying:

(i)           any increase in the Fair Market Value of one share of Common Stock on the exercise date over the price fixed by the Committee on the grant date of such Stock Appreciation Right, which may not be less than the Fair Market Value of a share of Common Stock on the grant date of such Stock Appreciation Right (except if awarded in tandem with an Option but after the grant date of such Option, then not less than the exercise price of such Option), by

(ii)          the number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised.

Notwithstanding the foregoing, on the grant date the Committee may establish a maximum amount per share which will be payable upon exercise of a Stock Appreciation Right. To the extent permitted by applicable law (including section 409A of the Code), upon such terms and conditions as the Committee may establish from time to time, a Participant may be permitted to defer the receipt of cash and/or shares of Common Stock otherwise deliverable upon exercise of a Stock Appreciation Right.

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5.3           Termination of Employment.

(a)           Death or Disability. Unless otherwise determined by the Committee at or after the grant date, if a Participant’s employment terminates by reason of such Participant’s death or Disability, any Options and Stock Appreciation Rights granted to such Participant that are exercisable on or prior to the date of such termination, shall, subject to Article IX, be exercisable by the Participant (or the Participant’s designated beneficiary, as applicable) until the earlier of (i) the first anniversary of the Participant’s termination of employment or, if later, the first anniversary following expiration of any blackout period in effect with respect to such Options or Stock Appreciation Rights (for the avoidance of doubt, including any period during which the Form S-8 on file with respect to the Plan is not effective), and (ii) the expiration of the term of the Options and Stock Appreciation Rights. Any Options and Stock Appreciation Rights that are not exercisable upon termination of a Participant’s employment shall be forfeited and canceled as of the date of such termination.

(b)           For Cause. If a Participant’s employment with the Company or any Subsidiary is terminated for Cause, all Options and Stock Appreciation Rights granted to such Participant which are then outstanding (whether or not exercisable on or prior to the date of such termination) shall be immediately forfeited and canceled.

(d)           Any Other Reason. Unless otherwise determined by the Committee at or after the grant date (subject to Section 4.6), if a Participant’s employment is terminated for any reason other than the ones described in Section 5.3(a) or (b) the Participant may exercise any Options and Stock Appreciation Rights that are exercisable on the date of such termination until the earlier of (i) the 90th day following the date of such termination or, if later, the 30th day following expiration of any blackout period in effect with respect to such Options or Stock Appreciation Rights (for the avoidance of doubt, including any period during which the Form S-8 on file with respect to the Plan is not effective), and (ii) the expiration of the term of such Options or Stock Appreciation Rights. Any Options and Stock Appreciation Rights that are not exercisable upon termination of a Participant’s employment shall be forfeited and canceled as of the date of such termination.

5.4           Committee Discretion. Notwithstanding anything to the contrary contained in this Article V, and subject to Section 4.6, the Committee may, at or after the date of grant, accelerate or waive any conditions to the exercisability of any Option or Stock Appreciation Right granted under the Plan, and may permit all or any portion of any such Option or Stock Appreciation Right to be exercised following a Participant’s termination of employment for any reason on such terms and subject to such conditions as the Board shall determine for a period up to and including, but not beyond, the expiration of the term of such Options or Stock Appreciation Rights.

5.5           Forfeiture for Competition. Unless otherwise determined by the Committee at or after the grant date, notwithstanding anything contained in this Plan to the contrary, if, during the period commencing with a Participant’s employment with the Company or any Subsidiary, and continuing until the first anniversary of the later of (i) the Participant’s employment termination and (ii) the expiration of any post-termination exercise period (the “Covered Period”), the Participant, except with the prior written consent of the Committee, engages in Wrongful Conduct, then any Options and Stock Appreciation Rights granted to the Participant hereunder, to the extent they remain unexercised, shall automatically terminate and be canceled effective as of the date on which the Participant first engaged in such Wrongful Conduct and, in such case or in the case of the Participant’s termination for Cause, the Participant shall pay to the Company in cash any Option/SAR Financial Gain the Participant realized from exercising all or a portion of the Options and Stock Appreciation Rights granted hereunder within the 12-month period ending on the date of the Participant’s violation (or such other period as determined by the Committee) (such period, the “Wrongful Conduct Period”). For purposes of this Section 5.5, “Option/SAR Financial Gain” shall equal, on each date of exercise during the Wrongful Conduct Period, (I) with respect to Options, the excess of (A) the greater of (i) the Fair Market Value on the date of exercise and (ii) the Fair Market Value on the date of sale of the Option shares, over (B) the exercise price, multiplied by the number of shares of Common Stock subject to such Award (without reduction for any shares of Common Stock surrendered or attested to), and (II) with respect to Stock Appreciation Rights, the excess of (A) the Fair Market Value on the date of exercise, over (B) the exercise price, multiplied by the number of shares of Common Stock subject to such Stock Appreciation Right. Unless otherwise determined by the Committee at or after the grant date, each Award Agreement evidencing the grant of Options and/or Stock Appreciation Rights shall provide for the Participant’s consent to and authorization of the Company and the Subsidiaries to deduct from any amounts payable by such entities to such Participant any amounts the Participant owes to the Company under this Section 5.5. This right of set-off is in addition to any other remedies the Company may have against the Participant for the Participant’s breach of this Section 5.5. For the avoidance of doubt, the Participant’s obligations under this Section 5.5 shall be cumulative of any similar obligations the Participant has under this Plan, any Award Agreement, any Company policy, standard or code (including, without limitation, the Company’s Standards of Business Conduct or any clawback plan or policy), or any other agreement with the Company or any Subsidiary, including, without limitation, an individual employment agreement or restrictive covenant agreement.

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5.6           Financial Restatements. In addition to any actions under any applicable clawback policy or compensation recovery policy or such other similar policy of the Company or a Subsidiary in effect from time to time, an Award Agreement may provide that, in the event that a Participant commits misconduct, fraud or gross negligence (whether or not such misconduct, fraud or gross negligence is deemed or could be deemed to be an event constituting Cause) and as a result of, or in connection with, such misconduct, fraud or gross negligence, the Company restates any of its financial statements, the Committee may require any or all of the following:

(a)           that the Participant forfeit some or all of the Options and Stock Appreciation Rights held by such Participant at the time of such restatement;

(b)           that the Participant forfeit (or pay to the Company) some or all of the shares of Common Stock or cash (net of the aggregate exercise paid therefore) held by the Participant at the time of such restatement that had been received in respect of Options and Stock Appreciation Rights, as applicable, that have been exercised during the three-year period prior to the date that the Company is required to prepare a financial restatement; and

(c)           that the Participant pay to the Company in cash all or a portion of the proceeds that the Participant realized from the sale of shares of Common Stock that had been received (net of the aggregate exercise price paid therefore) in respect of any Options and Stock Appreciation Rights that had been exercised by the Participant within the three-year period prior to the date that the Company is required to prepare a financial restatement.

Notwithstanding the foregoing, in the event that the Committee determines that the rules and regulations implementing Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act require a longer or different clawback time period than the three-year period contemplated by clauses 5.6(b) and 5.6(c) above, such three-year period shall be deemed extended (but not reduced) to the extent necessary to be consistent with such rules and regulations.

ARTICLE VI

PERFORMANCE STOCK, PERFORMANCE STOCK UNITS

AND PERFORMANCE UNITS

6.1           Grant. Performance Stock, Performance Stock Units and Performance Units may be granted to Participants at such time or times as shall be determined by the Committee. The grant date of any Performance Stock, Performance Stock Units or Performance Units under the Plan will be the date on which such Performance Stock, Performance Stock Units or Performance Units are awarded by the Committee or on such other future date as the Committee shall determine. Performance Stock, Performance Stock Units and Performance Units shall be evidenced by an Award Agreement that shall specify the number of shares of Performance Stock, the number of Performance Stock Units, or the dollar amount of any Performance Units, as the case may be, to which such Award pertains, the Restriction Period, the Performance Period, and such other conditions as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters. No shares of Common Stock will be issued at the time an Award of Performance Stock Units or Performance Units is made, and the Company shall not be required to set aside a fund for the payment of any such Award.

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6.2           Vesting.

(a)           In General. Subject to Section 4.6, Performance Stock, Performance Stock Units and Performance Units granted to a Participant under the Plan shall be subject to a Restriction Period, which shall lapse upon the attainment of specified performance objectives or the occurrence of any event or events, including a Change in Control, as the Committee shall determine, either at or after the grant date.

(b)           Performance Objectives. The performance objectives for any grant of Performance Stock, Performance Stock Units, Performance Units or any other Award will be based on such criteria as may be determined by the Committee.

(c)           Special Rules Relating to Performance Objectives. Without limiting the generality of Section 6.2(b) above, (i) performance objectives may be established on a Company-wide basis or with respect to one or more Company business units or divisions, or Subsidiaries; and either in absolute terms, relative to the performance of one or more similarly situated companies, or relative to the performance of an index covering a peer group of companies, and (ii) when establishing performance objectives for the applicable Performance Period, the Committee may exclude any or all items that are unusual in nature or infrequently occurring as determined under U.S. generally acceptable accounting principles including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, and the cumulative effects of accounting changes, and as identified in the Company’s financial statements, notes to the Company’s financial statements or management’s discussion and analysis of financial condition and results of operations contained in the Company’s most recent report filed with the Commission pursuant to the Exchange Act.

(d)           Partial Attainment of Performance Objectives. Without limiting the generality of Section 6.2(b) above, the Committee may provide at the time of grant that if the performance objective or objectives are attained in part, the Restriction Period with respect to a specified portion (which may be zero) of any Award of Performance Stock, Performance Stock Units or Performance Units will lapse and any remaining portion shall be canceled.

(e)           Newly Eligible Participants. Notwithstanding anything in this Article VI to the contrary, the Committee shall be entitled to make such rules, determinations and adjustments as it deems appropriate with respect to any Participant who becomes eligible to receive an Award of Performance Stock, Performance Stock Units or Performance Units after the commencement of a Performance Period.

6.3           Additional Provisions Relating to Performance Stock.

(a)           Restrictions on Transferability. Except as otherwise provided in Section 6.6(a), no Performance Stock may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the lapse of the Restriction Period. Thereafter, Performance Stock may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated in compliance with all applicable securities laws, the Award Agreement and any other agreement to which the Performance Stock is subject. The Committee shall require that any stock certificates evidencing any Performance Stock be held in the custody of the Secretary of the Company until the applicable Restriction Period lapses, and that, as a condition of any grant of Performance Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the shares of Common Stock covered by such Award. Any attempt by a Participant, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Performance Stock or any interest therein or any rights relating thereto without complying with the provisions of the Plan, including this Section 6.3, shall be void and of no effect.

(b)           Legend. Each certificate evidencing shares of Common Stock subject to an Award of Performance Stock shall be registered in the name of the Participant holding such Performance Stock and shall bear the following (or similar) legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) CONTAINED IN THE HERTZ GLOBAL HOLDINGS, INC. 2021 OMNIBUS INCENTIVE PLAN AND THE RELATED AWARD AGREEMENT AND NEITHER THIS CERTIFICATE NOR THE SHARES REPRESENTED BY IT ARE ASSIGNABLE OR OTHERWISE TRANSFERABLE EXCEPT IN ACCORDANCE WITH SUCH PLAN, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”

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(c)           Rights as a Stockholder. The Committee shall determine whether and to what extent dividends and distributions will be credited to the account of a Participant receiving an Award of Performance Stock. Dividends shall not be paid with respect to an unvested Award of Performance Stock (provided, that dividends may accrue on such unvested Awards and be paid to the extent the Awards vest). The Committee shall determine whether payments in connection with dividends shall be made in cash, in shares of Common Stock or in another form. The Committee may provide that such dividends (if any) shall be deemed to have been reinvested in additional shares of Common Stock. If any such dividends or distributions are paid in shares of Common Stock, the shares of Common Stock will be subject to the same restrictions on transferability and forfeitability as the shares of Common Stock with respect to which they were paid. Unless the Committee determines otherwise, a Participant holding outstanding Performance Stock shall be entitled to exercise full voting rights and other rights as a stockholder with respect to the shares of Common Stock underlying such Award during the period in which such shares remain subject to the Restriction Period.

6.4           Additional Provisions Relating to Performance Stock Units.

(a)           Restrictions on Transferability. Except as otherwise provided in Section 6.6(a) or with the consent of the Committee, Performance Stock Units may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated. Any attempt by a Participant, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Performance Stock Units or any interest therein or any rights relating thereto other than as provided in the Plan shall be void and of no effect.

(b)           Rights as a Stockholder. The Committee shall determine whether and to what extent Dividend Equivalents will be credited to the account of a Participant receiving an Award of Performance Stock Units. Dividend Equivalents shall not be paid with respect to an unvested Award of Performance Stock Units (provided, that Dividend Equivalents may accrue on such unvested Awards and be paid to the extent the Awards vest). The Committee shall determine whether payments in connection with a Dividend Equivalent shall be made in cash, in shares of Common Stock or in another form. The Committee may provide that such Dividend Equivalents (if any) shall be deemed to have been reinvested in additional shares of Common Stock. Unless and until the Company issues a certificate or certificates to a Participant for shares of Common Stock in respect of his or her Award of Performance Stock Units, or otherwise determined by the Committee at or after the grant date, a Participant holding outstanding Performance Stock Units shall not be entitled to exercise any voting rights and any other rights as a stockholder with respect to the shares of Common Stock underlying such Award.

(c)           Settlement of Performance Stock Units. Unless the Committee determines otherwise at or after the grant date, as soon as reasonably practicable after the lapse of the Restriction Period with respect to any Performance Stock Units then held by a Participant, the Company shall issue to the Participant the shares of Common Stock underlying such Performance Stock Units (plus additional shares of Common Stock for each Performance Stock Units credited in respect of dividends or distributions) or, if the Committee so determines in its sole discretion, an amount in cash equal to the Fair Market Value of such shares of Common Stock or any combination of shares of Common Stock and cash having an aggregate Fair Market Value equal to such shares of Common Stock. To the extent permitted by applicable law (including section 409A of the Code), upon such terms and conditions as the Committee may establish from time to time, a Participant may be permitted to defer the receipt of the shares of Common Stock or cash otherwise deliverable upon settlement of Performance Stock Units. Upon issuance of shares of Common Stock underlying Performance Stock Units following lapse of the Restriction Period, such shares may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated in compliance with all applicable securities laws, the Award Agreement and any other agreement to which such shares are subject.

6.5           Additional Provisions Relating to Performance Units.

(a)           Restrictions on Transferability. Except as otherwise provided in Section 6.6(a), no Performance Units may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated. Any attempt by a Participant, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Performance Units or any interest therein or any rights relating thereto shall be void and of no effect.

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(b)           Settlement of Performance Units. Unless the Committee determines otherwise at or after the grant date, as soon as reasonably practicable after the lapse of the Restriction Period with respect to any Performance Units then held by a Participant, the Company shall deliver to the Participant a cash payment equal to the value of such Award or, if the Committee has so determined, a number of shares of Common Stock, which shares shall have a Fair Market Value equal to the value of such Award, or any combination of shares of Common Stock and cash having an aggregate Fair Market Value equal to the value of such Award. To the extent permitted by applicable law (including section 409A of the Code), upon such terms and conditions as the Committee may establish from time to time, a Participant may be permitted to defer the receipt of cash or the shares of Common Stock otherwise deliverable upon settlement of Performance Units. Upon issuance of shares of Common Stock underlying Performance Units following lapse of the Restriction Period, such shares may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated in compliance with all applicable securities laws, the Award Agreement and any other agreement to which such shares are subject.

6.6           Termination of Employment.

(a)           Death or Disability. Unless otherwise determined by the Committee at or after the grant date, if a Participant’s employment terminates by reason of such Participant’s death or Disability, the Participant or, as the case may be, the Participant’s estate, shall retain a portion of his or her Performance Stock, Performance Stock Units and Performance Units equal to the number of shares or units underlying each Award multiplied by a fraction, the numerator of which is the number of days elapsed from the commencement of the applicable Performance Period through the date of termination, and the denominator of which is the number of days in such Performance Period (each a “Retained Award”), and the remainder of each Award shall be forfeited and canceled as of the date of such termination. The Restriction Period on a Retained Award shall lapse upon completion of the applicable Performance Period to the extent that applicable performance objectives are attained. Settlement of a Retained Award shall be made at the time and in the manner provided in Sections 6.4(c) and 6.5(b) except that no additional deferrals shall be permitted.

(b)           Any Other Reason. Unless otherwise determined by the Committee at or after the grant date (subject to Section 4.6), if a Participant’s employment is terminated for any reason other than as described in Section 6.6(a), any then-outstanding Performance Stock, Performance Stock Units and Performance Units granted to such Participant shall be immediately forfeited and canceled as of the date of such termination of employment.

6.7           Forfeiture for Competition. Unless otherwise determined by the Committee at or after the grant date, notwithstanding anything contained in this Plan to the contrary, if, during the Covered Period, the Participant, except with the prior written consent of the Committee, engages in Wrongful Conduct, then any Performance Stock, Performance Stock Units and Performance Units granted to the Participant hereunder, for which the Restriction Period has not then lapsed, shall automatically terminate and be canceled effective as of the date on which the Participant first engaged in such Wrongful Conduct and, in such case or in the case of the Participant’s termination for Cause, the Participant shall pay to the Company in cash any Performance-Based Financial Gain the Participant realized from the vesting of all or a portion of the Performance Stock, Performance Stock Units and Performance Units granted hereunder and having a Vesting Date within the Wrongful Conduct Period. For purposes of this Section 6.7, “Performance-Based Financial Gain” shall equal, in the case of each Vesting Date during the Wrongful Conduct Period, (I) the greater of (A) the Fair Market Value of a share of the underlying Common Stock on the Vesting Date of such Award and (B) the per share Fair Market Value on the date of any sale of such underlying Common Stock, multiplied by (II) the number of shares of Common Stock subject to such Award (without reduction for any shares of Common Stock surrendered or attested to). Unless otherwise determined by the Committee at or after the grant date, each Award Agreement evidencing the grant of Performance Stock, Performance Stock Units and Performance Units shall provide for the Participant’s consent to and authorization of the Company and the Subsidiaries to deduct from any amounts payable by such entities to such Participant any amounts the Participant owes to the Company under this Section 6.7. This right of set-off is in addition to any other remedies the Company may have against the Participant for the Participant’s breach of this Section 6.7. For the avoidance of doubt, the Participant’s obligations under this Section 6.7 shall be cumulative of any similar obligations the Participant has under this Plan, any Award Agreement, any Company policy, standard or code (including, without limitation, the Company’s Standards of Business Conduct or any clawback plan or policy), or any other agreement with the Company or any Subsidiary), including, without limitation, an individual employment agreement or restrictive covenant agreement.

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6.8           Financial Restatements. In addition to any actions under any applicable clawback policy or compensation recovery policy, or such other similar policy of the Company or a Subsidiary in effect from time to time, an Award Agreement may provide that if the Company restates any of its financial statements, then the Committee may require any or all of the following:

(a)           that the Participant forfeit (or pay to the Company) some or all of the cash or shares of Common Stock held by the Participant at the time of such restatement that had been received, within the three-year period prior to the date that the Company is required to prepare a financial restatement, in settlement of Performance Stock, Performance Stock Units and Performance Units to the extent that such cash or shares would not have been paid had the applicable financial results been reported accurately; and

(b)           that the Participant pay to the Company in cash all or a portion of the proceeds that the Participant realized from the sale of shares of Common Stock that had been received, within the three-year period prior to the date that the Company is required to prepare a financial restatement, in settlement of any Performance Stock, Performance Stock Units and Performance Units to the extent that such shares would not have been paid had the applicable financial results been reported accurately. Notwithstanding the foregoing, in the event that the Committee determines that the rules and regulations implementing Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act require a longer or different clawback time period than the three-year period contemplated by clauses 6.8(a) and 6.8(b) above, such three-year period shall be deemed extended (but not reduced) to the extent necessary to be consistent with such rules and regulations.

ARTICLE VII

RESTRICTED STOCK AND RESTRICTED STOCK UNITS; SHARE AWARDS

7.1           Grant. Restricted Stock and Restricted Stock Units may be granted to Participants at such time or times as shall be determined by the Committee. The grant date of any Restricted Stock or Restricted Stock Units under the Plan will be the date on which such Restricted Stock or Restricted Stock Units are awarded by the Committee or on such other future date as the Committee shall determine. Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the number of shares of Common Stock to which the Restricted Stock and the Restricted Stock Units pertain (and, if applicable, whether such Award may be payable in cash), the Restriction Period, and such terms and conditions as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters. No shares of Common Stock will be issued at the time an Award of Restricted Stock Units is made and the Company shall not be required to set aside a fund for the payment of any such Award.

7.2           Vesting. Subject to Section 4.6, Restricted Stock and Restricted Stock Units granted to a Participant under the Plan shall be subject to a Restriction Period, which shall lapse upon the performance of a minimum period of service, or the occurrence of any event or events, including a Change in Control, as the Committee shall determine, either at or after the grant date.

7.3           Additional Provisions Relating to Restricted Stock.

(a)           Restrictions on Transferability. Unless otherwise determined by the Committee, no Restricted Stock may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the lapse of the Restriction Period. Thereafter, Restricted Stock may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated in compliance with all applicable securities laws, the Award Agreement, and any other agreement to which the Restricted Stock is subject. The Committee shall require that any stock certificates evidencing any Restricted Stock be held in the custody of the Secretary of the Company until the applicable Restriction Period lapses, and that, as a condition of any grant of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the share covered by such Award. Any attempt by a Participant, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Restricted Stock or any interest therein or any rights relating thereto without complying with the provisions of the Plan, including this Section 7.3, shall be void and of no effect.

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(b)           Legend. Each certificate evidencing shares of Common Stock subject to an Award of Restricted Stock shall be registered in the name of the Participant holding such Restricted Stock and shall bear the legend (or similar legend) as specified in Section 6.3(b).

(c)           Rights as a Stockholder. The Committee shall determine whether and to what extent dividends and distributions will be credited to the account of a Participant receiving an Award of Restricted Stock. Dividends shall not be paid with respect to an unvested Award of Restricted Stock (provided, that dividends may accrue on such unvested Awards and be paid to the extent the Awards vest). The Committee shall determine whether payments in connection with dividends shall be made in cash, in shares of Common Stock or in another form. The Committee may provide that such dividends (if any) shall be deemed to have been reinvested in additional shares of Common Stock. If any such dividends or distributions are paid in shares of Common Stock, the shares of Common Stock will be subject to the same restrictions on transferability and forfeitability as the shares of Common Stock with respect to which they were paid. Unless otherwise determined by the Committee, a Participant holding outstanding Restricted Stock shall be entitled to exercise full voting rights and other rights as a stockholder with respect to the shares of Common Stock underlying such Award during the period in which such shares remain subject to the Restriction Period.

7.4           Additional Provisions Relating to Restricted Stock Units.

(a)           Restrictions on Transferability. No Restricted Stock Units may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated. Any attempt by a Participant, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Restricted Stock Units or any interest therein or any rights relating thereto without complying with the provisions of the Plan, including this Section 7.4, shall be void and of no effect.

(b)           Rights as a Stockholder. The Committee shall determine whether and to what extent Dividend Equivalents will be credited to the account of, or will be paid currently to, a Participant receiving an Award of Restricted Stock Units. Dividend Equivalents shall not be paid with respect to an unvested Award of Restricted Stock Units (provided, that Dividend Equivalents may accrue on such unvested Awards and be paid to the extent the Awards vest). The Committee shall determine whether payments in connection with a Dividend Equivalent shall be made in cash, in shares of Common Stock or in another form. The Committee may provide that such Dividend Equivalents (if any) shall be deemed to have been reinvested in additional shares of Common Stock. Unless and until the Company issues a certificate or certificates to a Participant for shares of Common Stock in respect of his or her Award of Restricted Stock Units, or as otherwise determined by the Committee at or after the grant date, a Participant holding outstanding Restricted Stock Units shall not be entitled to exercise any voting rights and any other rights as a stockholder with respect to the shares of Common Stock underlying such Award.

(c)           Settlement of Restricted Stock Units. Unless the Committee determines otherwise at or after the grant date, as soon as reasonably practicable after the lapse of the Restriction Period with respect to any Restricted Stock Units, the Company shall issue the shares of Common Stock underlying such Restricted Stock Units (plus additional shares of Common Stock for Restricted Stock Units credited in respect of dividends or distributions) or, if the Committee so determines in its sole discretion, an amount in cash equal to the Fair Market Value of such shares of Common Stock or any combination of shares of Common Stock and cash having an aggregate Fair Market Value equal to such shares of Common Stock. To the extent permitted by applicable law (including section 409A of the Code), upon such terms and conditions as the Committee may establish from time to time, a Participant may be permitted to defer the receipt of the shares of Common Stock or cash otherwise deliverable upon settlement of Restricted Stock Units. Upon issuance of shares of Common Stock following lapse of the Restriction Period, such shares may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated in compliance with all applicable securities law, the Award Agreement and any other agreement to which such shares are subject.

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7.5           Termination of Employment.

(a)           Death or Disability. Unless otherwise determined by the Committee at or after the grant date, if a Participant’s employment terminates by reason of such Participant’s death or Disability, the Participant or, as the case may be, the Participant’s estate, shall retain a portion of his or her Restricted Stock and Restricted Stock Units equal to the number of shares or units underlying each Award multiplied by a fraction, the numerator of which is the number of days elapsed from the commencement of the applicable Restriction Period through the date of termination, and the denominator of which is the number of days in such Restriction Period (each a “Retained Restricted Award”), and the remainder of each Award shall be forfeited and canceled as of the date of such termination. The Restriction Period on a Retained Restricted Award shall lapse upon the Participant’s termination of employment. Settlement of a Retained Restricted Award shall be made at the time and in the manner provided in Sections 7.3 and 7.4 except that no additional deferrals shall be permitted.

(b)           Any Other Reason. Unless otherwise determined by the Committee at or after the grant date (subject to Section 4.6), if a Participant’s employment is terminated for any reason during the Restriction Period other than as described in Section 7.5(a), any Restricted Stock and Restricted Stock Units granted to such Participant for which the Restriction Period has not then expired shall be forfeited and canceled as of the date of such termination.

7.6           Forfeiture for Competition. Unless otherwise determined by the Committee at or after the grant date, notwithstanding anything contained in this Plan to the contrary, if, during the Covered Period the Participant, except with the prior written consent of the Committee, engages in Wrongful Conduct, then any Restricted Stock and Restricted Stock Units granted to the Participant hereunder, for which the Restriction Period has not lapsed, shall automatically terminate and be canceled effective as of the date on which the Participant first engaged in such Wrongful Conduct and, in such case and in the case of the Participant’s termination for Cause, the Participant shall pay to the Company in cash (i) any Restriction-Based Financial Gain the Participant realized from all or a portion of the Restricted Stock and Restricted Stock Units granted hereunder having a Vesting Date within the Wrongful Conduct Period, and (ii) any Share-Based Financial Gain the Participant realized from all or a portion of the Share Awards granted hereunder having a grant date within the Wrongful Conduct Period. For purposes of this Section 7.6, “Restriction-Based Financial Gain” shall equal, on each Vesting Date during the Wrongful Conduct Period, (I) the greater of (A) the Fair Market Value of a share of the underlying Common Stock on the Vesting Date and (B) the per share Fair Market Value on the date of sale of such underlying Common Stock, multiplied by (II) the number of shares of Common Stock subject to such Award (without reduction for any shares of Common Stock surrendered or attested to). For purposes of this Section 7.6, “Share-Based Financial Gain” shall equal, in the case of each grant date during the Wrongful Conduct Period, (I) the greater of (A) the Fair Market Value of a share of the underlying Common Stock on the grant date of such Award and (B) the per share Fair Market Value on the date of any sale of such underlying Common Stock, multiplied by (II) the number of shares of Common Stock subject to such Award (without reduction for any shares of Common Stock surrendered or attested to). Unless otherwise determined by the Committee at or after the grant date, each Award Agreement evidencing the grant of Restricted Stock and/or Restricted Stock Units shall provide for the Participant’s consent to and authorization of the Company and the Subsidiaries to deduct from any amounts payable by such entities to such Participant any amounts the Participant owes to the Company under this Section 7.6. This right of set-off is in addition to any other remedies the Company may have against the Participant for the Participant’s breach of this Section 7.6. For the avoidance of doubt, the Participant’s obligations under this Section 7.6 shall be cumulative of any similar obligations the Participant has under this Plan, any Award Agreement, any Company policy, standard or code (including, without limitation, the Company’s Standards of Business Conduct or any clawback plan or policy), or any other agreement with the Company or any Subsidiary, including, without limitation, an individual employment agreement or restrictive covenant agreement).

7.7           Financial Restatements. In addition to any actions under any applicable clawback policy or compensation recovery policy or such other similar policy of the Company or a Subsidiary in effect from time to time, an Award Agreement may provide that, in the event that a Participant commits misconduct, fraud or gross negligence (whether or not such misconduct, fraud or gross negligence is deemed or could be deemed to be an event constituting Cause) and as a result of, or in connection with, such misconduct, fraud or gross negligence, the Company restates any of its financial statements, then the Committee may require any or all of the following:

(a)           that the Participant forfeit some or all of the Restricted Stock and Restricted Stock Units held by such Participant at the time of such restatement;

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(b)           that the Participant forfeit (or pay to the Company) some or all of the cash or shares of Common Stock held by the Participant at the time of such restatement that had been received, within the three-year period prior to the date that the Company is required to prepare a financial restatement, as Share Awards and/or in settlement of Restricted Stock and Restricted Stock Units; and

(c)           that the Participant pay to the Company in cash all or a portion of the proceeds that the Participant realized from the sale of shares of Common Stock that had been received, within the three-year period prior to the date that the Company is required to prepare a financial restatement, as Share Awards and/or in settlement of any Restricted Stock and Restricted Stock Units.

Notwithstanding the foregoing, in the event that the Committee determines that the rules and regulations implementing Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act require a longer or different clawback time period than the three-year period contemplated by clauses 7.7(b) and 7.7(c) above, such three-year period shall be deemed extended (but not reduced) to the extent necessary to be consistent with such rules and regulations.

7.8           Share Awards. Subject to Section 4.6, Share Awards may be granted to Participants at such time or times as shall be determined by the Committee on such terms and conditions as the Committee may determine in its discretion. Share Awards may be made as additional compensation for services rendered by a Participant to the Company or any Subsidiary or may be in lieu of cash or other compensation to which the Participant may be entitled from the Company or any Subsidiary.

ARTICLE VIII

DEFERRED STOCK UNITS

8.1           In General. Subject to Section 4.6, freestanding Deferred Stock Units may be granted to Participants at such time or times as shall be determined by the Committee without regard to any election by the Participant to defer receipt of any compensation or bonus amount payable to him. The grant date of any freestanding Deferred Stock Units under the Plan will be the date on which such freestanding Deferred Stock Units are awarded by the Committee or on such other future date as the Committee shall determine. In addition, to the extent permitted by applicable law (including section 409A of the Code), on fixed dates established by the Committee and subject to such terms and conditions as the Committee shall determine, the Committee may permit a Participant to elect to defer receipt of all or a portion of his annual compensation and/or incentive bonus (“Deferred Annual Amount”) payable by the Company or a Subsidiary and receive in lieu thereof an Award of elective Deferred Stock Units equal to the greatest whole number which may be obtained by dividing (i) the amount of the Deferred Annual Amount by (ii) the Fair Market Value of one share of Common Stock on the date of payment of such compensation and/or annual bonus. Elective Deferred Stock Units shall not be subject to the limitations of Section 4.6. Deferred Stock Units shall be evidenced by an Award Agreement that shall specify the number of shares of Common Stock to which the Deferred Stock Units pertains, and such terms and conditions as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters. Upon the grant of Deferred Stock Units pursuant to the Plan, the Company shall establish a notional account for the Participant and will record in such account the number of shares of Deferred Stock Units awarded to the Participant. No shares of Common Stock will be issued to the Participant at the time an award of Deferred Stock Units is granted.

8.2           Rights as a Stockholder. The Committee shall determine whether and to what extent Dividend Equivalents will be credited to the account of, or will be paid currently to, a Participant receiving an Award of Deferred Stock Units. Dividend Equivalents shall not be paid with respect to an unvested Award of Deferred Stock Units (provided, that Dividend Equivalents may accrue on such unvested Awards and be paid to the extent the Awards vest). The Committee shall determine whether payments in connection with a Dividend Equivalent shall be made in cash, in shares of Common Stock or in another form. The Committee may provide that such Dividend Equivalents (if any) shall be deemed to have been reinvested in additional shares of Common Stock. A Participant shall not have any rights as a stockholder in respect of Deferred Stock Units awarded pursuant to the Plan (including, but not limited to, the right to vote on any matter submitted to the Company’s stockholders) until such time as the shares of Common Stock attributable to such Deferred Stock Units have been issued to such Participant or his beneficiary.

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8.3           Restrictions on Transferability. No Deferred Stock Units may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated. Any attempt by a Participant, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Deferred Stock Units or any interest therein or any rights relating thereto without complying with the provisions of the Plan shall be void and of no effect.

8.4           Settlement. Unless the Committee determines otherwise at or after the grant date, the Company shall issue the shares of Common Stock underlying any of a Participant’s freestanding Deferred Stock Units (and related Dividend Equivalents) for which the Restriction Period shall have lapsed on or prior to the date of such Participant’s termination of employment with the Company and any Subsidiary, other than a termination for Cause, as soon as administratively practicable, but not later than 90 days, following the date of such termination of employment (or on such earlier date as the Committee shall permit or such later date as may be elected by the Participant in accordance with section 409A of the Code and the rules and procedures of the Board or as may be required by applicable law). Unless the Committee determines otherwise at or after the grant date, in the event of the termination of a Participant’s employment with the Company and the Subsidiaries for Cause, the Participant shall immediately forfeit all rights with respect to any shares of freestanding Deferred Stock Units (and related Dividend Equivalents) credited to his account, whether or not the Restriction Period shall have then lapsed. Subject to Article IX and Article XI, and the last sentence of Section 8.1, unless the Committee determines otherwise at or after the grant date, the Company shall issue the shares of Common Stock underlying any of a Participant’s elective Deferred Stock Units (and related Dividend Equivalents) credited to such Participant’s account under the Plan as soon as administratively practicable, but not later than 90 days, following the date of such Participant’s termination of employment (or such later date as may be elected by the Participant in accordance with the rules and procedures of the Committee or as may be required by applicable law). The Committee may provide in the Award Agreement applicable to any Award of Deferred Stock Units that, in lieu of issuing shares of Common Stock in settlement of any Deferred Stock Units, the Committee may direct the Company to pay to the Participant the Fair Market Value of the shares of Common Stock corresponding to such Deferred Stock Units in cash, or in any combination of shares of Common Stock and cash having an aggregate Fair Market Value equal to such shares of Common Stock.

8.5           Further Deferral Elections. To the extent permitted by applicable law (including section 409A of the Code), upon such terms and conditions as the Committee may establish from time to time, a Participant may elect to further defer receipt of shares of Common Stock issuable in respect of Deferred Stock Units (or an installment of an Award) for a specified period or until a specified event.

ARTICLE IX

CHANGE IN CONTROL

9.1           Double Trigger for Honored, Assumed & Substituted Awards. Upon a Change in Control, no cancellation, termination, acceleration of exercisability or vesting, lapse of any Restriction Period or settlement or other payment shall occur with respect to any outstanding Award, if the Committee (as constituted immediately prior to the consummation of the transaction constituting the Change in Control) so determines in its sole discretion prior to the Change in Control that such outstanding Awards shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Award being hereinafter referred to as an “Alternative Award”) by the New Employer, provided, that any Alternative Award must:

(a)           provide the Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment (including liquidity rights with respect to shares of Common Stock received in settlement of such Award);

(b)           have substantially equivalent economic value to such Award (determined at the time of the Change in Control);

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(c)           have, unless the Committee (as constituted prior to the consummation of the transaction constituting the Change in Control) determines otherwise at or after the grant date, terms and conditions which provide that in the event that the Participant suffers an involuntary termination without Cause within two years following the Change in Control, any conditions on the Participant’s rights under, or any restrictions on transfer or exercisability applicable to, each such Award held by such Participant shall be waived or shall lapse, as the case may be; and

(d)           not result in adverse tax consequences to the Participant under section 409A of the Code.

Notwithstanding the foregoing, with respect to Performance Stock, Performance Stock Unit, and Performance Unit Awards, Alternate Awards may provide for the substitution of time-based vesting in replacement of performance conditions; provided that the Alternative Award does not extend the original vesting or settlement timing.

9.2           Accelerated Vesting and Payment if Awards Not Honored, Assumed or Substituted.

(a)           If, upon the occurrence of a Change in Control, Alternative Awards are not provided in accordance with Section 9.1, then: (i) all Options and Stock Appreciation Rights shall become immediately exercisable, (ii) the Restriction Period on all Restricted Stock, Restricted Stock Units and freestanding Deferred Stock Units shall lapse immediately prior to such Change in Control, and (iii) shares of Common Stock underlying Awards of Restricted Stock Units and Deferred Stock Units shall be issued to each Participant then holding such Award immediately prior to such Change in Control; provided, that, at the discretion of the Committee (as constituted immediately prior to the Change in Control), each such Option, Stock Appreciation Right, Restricted Stock Unit and/or Deferred Stock Unit may be canceled in exchange for an amount equal to the product of (A)(I) in the case of Options and Stock Appreciation Rights, the excess, if any, of the product of the Change in Control Price over the exercise price for such Award, and (II) in the case of other such Awards, the Change in Control Price multiplied by (B) the aggregate number of shares of Common Stock covered by such Award. Notwithstanding the foregoing, the Committee may, in its discretion, instead terminate any outstanding Options or Stock Appreciation Rights if either (x) the Company provides holders of such Options and Stock Appreciation Rights with reasonable advance notice to exercise their outstanding and unexercised Options and Stock Appreciation Rights or (y) the Committee reasonably determines that the Change in Control Price is equal to or less than the exercise price for such Options or Stock Appreciation Rights.

(b)           Performance Award Treatment. If, upon the occurrence of a Change in Control, Alternative Awards are not provided in accordance with Section 9.1, then outstanding Performance Stock, Performance Stock Units, and Performance Units shall (i) vest based upon the actual level of achievement of all relevant performance goals compared against applicable pro rata performance targets related to the Performance Period, as determined by the Committee, measured as of the date of the Change in Control, (ii) the payout level shall be pro-rated and determined by multiplying the amount vested as set forth in (i) by a fraction, the numerator of which is the number of full completed months in the Performance Period that has elapsed as of the date of the Change in Control and the denominator of which is the total number of months in the Performance Period; provided, however, the Committee may determine, at or after the grant date, to prorate Awards in a different manner, and (iii) the time-vesting restrictions, if any, with respect to the applicable portion of Performance Stock, Performance Stock Units and Performance Units that would become vested as determined in (i) and (ii) above shall lapse immediately prior to such Change in Control. The remainder of such Performance Stock, Performance Stock Unit, and Performance Unit Awards not vesting in accordance with the preceding sentence shall be forfeited and canceled as of the Change in Control.

9.3           Timing of Payments. Payment of any amounts calculated in accordance with Sections 9.2 shall be made in cash or, if determined by the Committee (as constituted immediately prior to the Change in Control), in shares of the common stock of the New Employer having an aggregate fair market value equal to such amount and shall be payable in full, as soon as reasonably practicable, but in no event later than 30 days, following the Change in Control; provided, that where the Change in Control does not constitute a “change in control event” as defined under section 409A of the Code, the shares to be issued, or the amount to be paid, for each Award that constitutes deferred compensation subject to section 409A of the Code shall be paid at the time or schedule applicable to such Awards (assuming for these payment purposes (but not the lapsing of the Restriction Period or determination of the vesting of Awards) that no such Change in Control had occurred). For purposes hereof, the fair market value of one share of common stock of the New Employer shall be determined by the Committee (as constituted immediately prior to the consummation of the transaction constituting the Change in Control), in good faith.

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ARTICLE X

AMENDMENT, MODIFICATION AND TERMINATION OF PLAN

The Plan shall continue in effect, unless sooner terminated pursuant to this Article X, until the tenth anniversary of the date on which it is adopted by the Board (or if applicable, the ten-year anniversary of the date of the latest stockholder approval of the Plan, including, without limitation, any stockholder approval of any amendment to the Plan to increase the share award capacity hereunder). The Board or the Committee may at any time terminate or suspend the Plan, and from time to time may amend or modify the Plan; provided, that without the approval by a majority of the votes cast at a meeting of stockholders at which a quorum representing a majority of the shares of the Company entitled to vote generally in the election of directors is present in person or by proxy, no amendment or modification to the Plan may (i) materially increase the benefits accruing to participants under the Plan, (ii) except as otherwise expressly provided in Section 4.4, materially increase the number of shares of Common Stock subject to the Plan or the individual Award limitations specified in Section 4.3, (iii) modify the restrictions provided in Section 4.5 or (iv) materially modify the requirements for participation in the Plan. No amendment, modification or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the Participant. Notwithstanding the foregoing, the Board or Committee may take such actions as it deems appropriate to ensure that the Plan and any Awards may comply with any tax, securities or other applicable law. Nothing herein shall restrict the Committee’s ability to exercise its discretionary authority as provided in the Plan. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards. Except as otherwise determined by the Board, termination of the Plan shall not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination. Following a Change in Control, no action shall be taken under the Plan that will cause any Award that has previously been determined to be (or is determined to be) subject to section 409A of the Code to fail to comply in any respect with section 409A of the Code without the written consent of the Participant.

ARTICLE XI

MISCELLANEOUS PROVISIONS

11.1           Nontransferability of Awards. No Award shall be assignable or transferable except by will or the laws of descent and distribution; provided, that the Committee or the Board may, except as otherwise provided in the Plan, permit (on such terms and conditions as it shall establish), in its sole discretion, a Participant to transfer an Award for no consideration to (i) the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests, or to organizations qualifying as charitable organizations within the meaning of Section 501(c)(3) of the Code or (ii) any other person or entity (each of (i) and (ii), upon such permitted transfer, a “Permitted Transferee”). Except to the extent required by law, no Award shall be subject to any lien, obligation or liability of the Participant. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant or, if applicable, his or her Permitted Transferee(s). The rights of a Permitted Transferee shall be limited to the rights conveyed to such Permitted Transferee, who shall be subject to and bound by the terms of the agreement or agreements between the Participant and the Company.

11.2           Beneficiary Designation. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his or her death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his or her lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to or exercised by the Participant’s surviving spouse, if any, or otherwise to or by his or her estate.

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11.3           No Guarantee of Employment or Participation. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment at any time, nor to confer upon any Participant any right to continue in the employ of the Company or any Subsidiary (regardless of whether such termination results in (1) the failure of any Award to vest; (2) the forfeiture of any unvested or vested portion of any Award; and/or (3) any other adverse effect on the individual’s interests under the Plan). No Eligible Individual shall have a right to be selected as a Participant, or, having been so selected, to receive any future Awards.

11.4           Tax Withholding. In accordance with procedures established by the Company, and subject to applicable law, the Company shall have the right and power to deduct from all amounts paid to a Participant in cash or shares (whether under this Plan or otherwise) or to require a Participant to remit to the Company promptly upon notification of the amount due, an amount (which may include shares of Common Stock) up to the maximum statutory withholding rate imposed by federal, state, local and/or foreign tax laws with respect to any Award under this Plan. In the case of any Award satisfied in the form of shares of Common Stock, no shares of Common Stock shall be issued unless and until arrangements satisfactory to the Committee shall have been made to satisfy such withholding tax obligations applicable with respect to such Award. The Company may defer payments of cash or issuance or delivery of Common Stock until such requirements are satisfied. Without limiting the generality of the foregoing, the Company shall have the right to retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Participant to elect to tender shares of Common Stock (including shares of Common Stock issuable in respect of an Award) to satisfy, in whole or in part, the amount to be withheld.

11.5           Compliance with Legal and Exchange Requirements. The Plan, the granting and exercising of Awards thereunder, and any obligations of the Company under the Plan, shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required, and to any rules or regulations of any exchange on which the Common Stock is listed. The Company, in its discretion, may postpone the granting, exercising and settlement of Awards, the issuance or delivery of shares of Common Stock under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such Shares or other required action under any federal or state law, rule or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of shares of Common Stock in compliance with applicable laws, rules and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise or settlement of any Award or to otherwise sell or issue shares of Common Stock in violation of any such laws, rules or regulations, and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards. Neither the Company nor its directors or officers shall have any obligation or liability to a Participant with respect to any Award (or shares of Common Stock issuable thereunder) that shall lapse because of such postponement.

11.6           Indemnification. To the maximum extent provided by law and by the Company’s Certificate of Incorporation and/or By-Laws, each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be made a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit or proceeding against him or her, provided, he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

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11.7           No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees, in cash or property, in a manner which is not expressly authorized under the Plan.

11.8           Deferrals. The Committee may postpone the exercising of Awards, the issuance or delivery of Common Stock under any Award or any action permitted under the Plan to prevent the Company or any Subsidiary from being denied a Federal income tax deduction with respect to any Award other than an ISO or to the extent required or permitted by applicable law.

11.9           409A Compliance. The Plan is intended to be administered in a manner consistent with the requirements, where applicable, of section 409A of the Code. Where reasonably possible and practicable, the Plan shall be administered in a manner to avoid the imposition on Participants of immediate tax recognition and additional taxes pursuant to such section 409A. Notwithstanding the foregoing, neither the Company nor the Committee shall have any liability to any person in the event such section 409A applies to any such Award in a manner that results in adverse tax consequences for the Participant or any of his beneficiaries or transferees.

Solely for purposes of determining the time and form of payments due under any Award that is considered nonqualified deferred compensation under section 409A of the Code and that is not otherwise exempt from section 409A of the Code, a Participant shall not be deemed to have incurred a termination of employment unless and until he shall incur a “separation from service” within the meaning of section 409A of the Code. Notwithstanding any other provision in this Plan, if as of Participant’s separation from service, the Participant is a “specified employee” as determined by the Company, then to the extent any amount payable under any Award that is considered nonqualified deferred compensation under section 409A of the Code and that is not otherwise exempt from section 409A of the Code, for which payment is triggered by Participant’s separation from service (other than on account of death), and that under the terms of the Award would be payable prior to the six-month anniversary of the Participant’s separation from service, such payment shall be delayed until the earlier to occur of (a) the six-month anniversary of such separation from service and (b) the date of the Participant’s death. In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award that constitutes nonqualified deferred compensation subject to section 409A of the Code. Each payment under any Award that constitutes nonqualified deferred compensation subject to section 409A of the Code shall be treated as a separate payment for purposes of section 409A of the Code.

11.10         Governing Law. The Plan shall be construed in accordance with and governed by the laws of the State of Delaware, without reference to principles of conflict of laws which would require application of the law of another jurisdiction, except to the extent that the corporate law of the State of Delaware specifically and mandatorily applies.

11.11         Severability; Blue Pencil. In the event that any one or more of the provisions of this Plan shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby. If, in the opinion of any court of competent jurisdiction, such covenants are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants as to the court shall appear not reasonable and to enforce the remainder of these covenants as so amended.

11.12         No Impact On Benefits. Except as may otherwise be specifically stated under any employee benefit plan, policy or program, no amount payable in respect of any Award shall be treated as compensation for purposes of calculating a Participant’s right under any such plan, policy or program. No amount payable in respect of any Award pursuant to an Award shall be deemed part of a Participant’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws.

11.13         No Constraint on Corporate Action. Nothing in this Plan shall be construed (i) to limit, impair or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets or (ii) to limit the right or power of the Company, or any Subsidiary to take any action which such entity deems to be necessary or appropriate.

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11.14         Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

11.15         No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

11.16         Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional shares, or whether such fractional shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

11.17         Code Section 83(b) Elections. The Company, its Affiliates and the Committee have no responsibility for any Participant’s election, attempt to elect or failure to elect to include the value of a Restricted Stock Award or other Award subject to section 83 of the Code in the Participant’s gross income for the year of payment pursuant to section 83(b) of the Code. Any Participant who makes an election pursuant to section 83(b) of the Code will promptly provide the Committee with a copy of the election form.

11.18         No Obligation to Exercise Awards; No Right to Notice of Expiration Date. The grant of an Award of an Option or Stock Appreciation Right will impose no obligation upon the Participant to exercise the Award. The Company, its Affiliates and the Committee have no obligation to inform a Participant of the date on which any Award lapses except in the Award Agreement.

11.19         Right to Offset. Notwithstanding any provisions of the Plan to the contrary, and to the extent permitted by applicable law (including section 409A of the Code), the Company may offset any amounts to be paid to a Participant (or, in the event of the Participant’s death, to his beneficiary or estate) under the Plan against any amounts that such Participant may owe to the Company or its Affiliates.

11.20         Compensation Recovery Policy. Without limiting any other provision of the Plan, any Award granted hereunder shall be subject to any clawback policy or compensation recovery policy or such other similar policy of the Company in effect from time to time.

11.21         Furnishing Information. A Participant will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including, but not limited to, taking such physical examinations as the Committee may deem necessary when eligibility or entitlement to any compensation or benefit based on Disability is at issue.

11.22         Correction of Errors. Notwithstanding anything in any Award Agreement to the contrary, the Committee may amend an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of correcting errors occurring in connection with the grant or documentation of an Award, including rescinding an Award erroneously granted, including, but not limited to, an Award erroneously granted to an individual who does not qualify as an eligible Participant on the date of grant. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 11.22 to any Award made under the Plan without further consideration or action.

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